Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

MEETME, INC.

(A Delaware Corporation)

As adopted on and with effect from December 20, 2016

Table of Contents

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Table of Contents

(continued)

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AMENDED AND RESTATED BYLAWS

OF MEETME, INC.

A DELAWARE CORPORATION

As adopted on and with effect from December 20, 2016

Article I.   Meeting of Stockholders

Section 1.       Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those directors whose terms expire at such meeting (or, if fewer, the number of directors properly nominated and qualified for election) and for the transaction of such other business as may properly come before the meeting, shall be held at such place (within or without the State of Delaware), on such date (which date shall not be a legal holiday in the place where the meeting is to be held), and at such time as shall be designated from time to time by (i) resolution of the Board of Directors (the “Board”) adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption), (ii) resolution of a duly authorized committee of the Board, or (iii) the Chairman of the Board, if delegated that authority by the resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) and stated in the notice of meeting. The Board may, in its sole discretion, determine that an annual meeting shall not be held at any place, but shall instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (the “DGCL”) and in Article I, Section 9 below.

Section 2.        Notice.

(a)     Written or electronic notice stating the place, date and hour of the meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting has been called, shall be delivered not less than ten (10) nor more than sixty (60) calendar days before the meeting, by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile, electronic mail or other means of electronic transmission, by or at the direction of the Chief Executive Officer, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the stock transfer books of the Corporation, with postage prepaid thereon.

(b)     Notice given by electronic transmission pursuant to this section shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. Notice given by electronic transmission shall only be valid if it complies with Section 232 of the DGCL. In accordance with Section 222 of the DGCL, an affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)     Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder either in a writing signed by such stockholder or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Attendance of a person at a meeting, whether in person, by remote communication, if applicable, or by proxy, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate (as defined in Article X, Section 5) or these Bylaws. Any person so waiving notice of such a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

(d)     Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the DGCL, the Certificate or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if (a) consented to by the stockholders at that address to whom such notice is given, or (b) the Corporation complies with the provisions of Rule 14a-3(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The stockholder consent referenced in the immediately preceding sentence shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) calendar days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

Section 3.       Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) calendar days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, then the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Article I, Section 4 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 4.     Record Date. The Board may by resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) fix in advance a date as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders, or entitled to receive payment of any dividends or other distribution, or to exercise the rights in respect to any change, conversion, or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as herein provided. In no event may any such record date: (i) be more than sixty (60) calendar days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date when any change or conversion or exchange of capital stock shall go into effect, or (ii) precede the date upon which the resolution fixing the record date is adopted by the Board. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 5.     Quorum. Except as otherwise expressly required by law, by the Certificate or these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. The stockholders present at a duly called or convened meeting at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting until stockholders holding the amount of stock requisite for a quorum are present in person or by proxy.

Section 6.     Voting. Unless otherwise provided in the Certificate, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as may be otherwise provided in a certificate of designation filed with the Delaware Secretary of State. All voting, including on the election of directors but excepting where otherwise required by applicable law or the Certificate, may take place via a voice vote. The Board, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at a meeting of stockholders shall be cast by written ballot. For all matters other than the election of directors, except as otherwise provided by law, by applicable stock exchange rules, by the Certificate or these Bylaws, if a quorum is present, all actions taken by the holders of a majority of the votes cast on a proposal, excluding abstentions, shall be the act of the stockholders, and when approval of a class or series is required the affirmative vote of the majority of the votes cast on a proposal, excluding abstentions, by the holders of shares of such class or series shall be the act of such class or series.

Section 7.        Proxies.

(a)     At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by an electronic transmission permitted by law (which shall include telegraphing, cabling or other means of electronically transmitted written copy which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, electronic mail, or other means of electronic transmission was duly authorized by the person) filed in accordance with the procedures established for the meeting, and executed by the stockholder himself or herself or by his or her duly authorized attorney-in-fact.

(b)     No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

(c)     The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of stockholders.

(d)     If a proxy for the same shares confers authority upon two (2) or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

(e)     If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his or her place.

Section 8.       Stockholder List. The Secretary shall prepare and make, at least ten (10) calendar days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) calendar days before the meeting date, then the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. The stockholder list shall be arranged in alphabetical order and show the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) calendar days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a physical location, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communications, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 8 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 9.       Meetings by Remote Communication. If authorized by the Board, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 10.      Inspectors of Election.

(a)     The Corporation may, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. If no such appointment shall be made, or if any of the inspectors so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer of the meeting at the meeting or any adjournment thereof. No director or candidate for the office of director shall act as an inspector of an election of directors. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability.

(b)     If appointed, the inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at the meeting and the validity of proxies and ballots; ascertain the existence of a quorum; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by them; certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots; and do such acts as are proper to conduct the election or vote with fairness to all stockholders. In determining the validity and counting of all proxies and ballots, the inspectors shall act in accordance with applicable law. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls. On request of the presiding officer at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.

Section 11.      Organization and Conduct of the Stockholders’ Meeting.

(a)     At every meeting of the stockholders, the Chairman of the Board, if there is such an officer, or if not, such person who is designated by the Board, shall act as chairman of the meeting and shall call all meetings to order. The Secretary shall act as secretary of all meetings of the stockholders; and in the absence of the Secretary, an Assistant Secretary, if any, shall act as secretary of such meeting of the stockholders; and in the absence of the Secretary or any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)     To the maximum extent permitted by applicable law, the Board shall be entitled to adopt, or in the absence of the Board doing so, the chairman of the meeting shall be entitled to prescribe, such rules, regulations or procedures for the conduct of meetings of stockholders as it, he or she shall deem appropriate. Such rules, regulations and procedures that the Board or the chairman of any meeting of stockholders may adopt include, without limitation: (1) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda, (2) restricting admission to the time set for the commencement of the meeting, (3) limiting attendance at the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine, (4) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder, (5) limiting the time allotted to questions or comments by participants, (6) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting, (7) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting, (8) complying with any state and local laws and regulations concerning safety and security, (9) restricting use of audio or video recording devices at the meeting, and (10) taking such other action as, in the discretion of the chairman of the meeting, is deemed necessary, appropriate or convenient for the proper conduct of the meeting. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure. The chairman of the meeting shall also conduct the meeting in an orderly manner, rule on the precedence of and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman of the meeting shall have the power to have such person removed from participation.

Section 12.      Postponement and Cancellation of Meetings. Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 13.      Introduction of Business at a Meeting of Stockholders.

(a)     Business Before Annual Meeting. Except as otherwise provided by law, at an annual meeting of stockholders, no business shall be transacted and no corporate action shall be proposed or taken except as shall have been properly brought before the annual meeting in accordance with the Certificate and these Bylaws. The only means by which business may be properly brought before an annual meeting are if such business is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) provided by or at the direction of the Board (or any duly authorized committee thereof), otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee of the Board) or the Chairman of the Board (if any), or (iii) brought before the annual meeting by a stockholder Present in Person (as defined below) who (A) was the beneficial owner of shares of the Corporation’s stock entitled to vote at the annual meeting as of the time of the delivery of the Proposal Notice (as defined below), on the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and as of the time of the annual meeting, (B) is entitled to vote at such annual meeting, and (C) has complied with this Article I, Section 13 in all applicable respects. For purposes of these Bylaws, “Present in Person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear in person at such annual meeting (unless such meeting is held by means of remote communication in which case the proposing stockholder or its qualified representative shall be present at such annual meeting by means of remote communication). Notwithstanding the foregoing, stockholders seeking to nominate persons to serve on the Board must comply with Article II, Section 16 of these Bylaws and, other than defined terms, this Article I, Section 13 shall not be applicable to the nominations of directors. For purposes of these Bylaws, “qualified representative” means (i) if the stockholder is a corporation, any duly authorized officer of such corporation, (ii) if the stockholder is a limited liability company, any duly authorized member, manager or officer of such limited liability company, (iii) if the stockholder is a partnership, any general partner or person who functions as general partner for such partnership, (iv) if the stockholder is a trust, the trustee of such trust, or (v) if the stockholder is an entity other than the foregoing, the persons acting in such similar capacities as the foregoing with respect to such entity.

(b)     Advance Notice of Stockholder Business.

(i)     Stockholder Proposals. Except with respect to nominations for election to the Board, which must be made in compliance with the provisions of Article II, Section 16 of these Bylaws, and except for a stockholder proposal properly made in accordance with Rule 14a-8 (and the interpretations thereunder) of the Exchange Act and included in the notice of meeting given by or at the direction of the Board (or any duly authorized committee thereof) and the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, for a proposal to be properly brought before any annual meeting of stockholders by a stockholder, in addition to the requirements of Article I, Section 13(a) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary (the “Proposal Notice”), which Proposal Notice shall be in proper form, and the making of such proposal must be permitted by applicable law, the Certificate and these Bylaws, and must comply with the notice and other procedures set forth in this Article I, Section 13(b) in all applicable respects. To be timely, the Proposal Notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal office of the Corporation not earlier than the close of business on the one hundred and fiftieth (150th) calendar day and not later than the close of business on the one hundred and twentieth (120th) calendar day prior to the one-year anniversary date of the immediately preceding year’s annual meeting of stockholders or special meeting in lieu thereof (the “Anniversary Date”); provided, however, that in the event that the date of the annual meeting of stockholders is more than thirty (30) calendar days before or more than sixty (60) calendar days after the Anniversary Date, or if the Corporation did not hold an annual meeting of stockholders or special meeting in lieu thereof in the preceding fiscal year, notice by the stockholder to be timely must be so delivered to, or mailed and received by, the Secretary of the Corporation not later than the later of (i) the close of business on the ninetieth (90th) calendar day prior to such annual meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting was first made (or if that day is not a business day for the Corporation, on the next succeeding business day). For purposes of these Bylaws, “Proposal Notice Deadline” shall mean the last date for a stockholder to deliver a Proposal Notice in accordance with the provisions of the previous sentence. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. For purposes of these Bylaws, “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day. For purposes of these Bylaws, “public disclosure” or its corollary “publicly disclosed” shall mean (i) disclosure by the Corporation in a document filed or furnished by it with the Securities and Exchange Commission the (“SEC”), (ii) in a press release issued by the Corporation and distributed through a national news or wire service, or (iii) another method reasonably intended by the Corporation to achieve broad-based dissemination of the information contained therein.

(ii)       Required Form of Proposal Notice for Stockholder Proposals. To be in proper form, the Proposal Notice shall set forth in writing:

(1)      Information Regarding each Proposing Person. As to each Proposing Person (as such term is defined in Article I, Section 13(b)(v)(1)):

(a)     the name and address of such Proposing Person, as they appear on the Corporation’s stock transfer books;

(b)     the class, series and number of shares of the Corporation directly or indirectly beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) and/or held of record by such Proposing Person (including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent);

(c)     a description in reasonable detail of any pending, or to such Proposing Person’s knowledge, threatened legal proceeding in which any Proposing Person is a party or participant involving the Corporation or any officer, director “affiliate” (for purposes of these Bylaws, as such term is used by Rule 12b-2 under the Exchange Act) or “associate” (for purposes of these Bylaws, as such term is used by Rule 12b-2 under the Exchange Act) of the Corporation;

(d)     a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, written or oral) between any Proposing Person and the Corporation or any director, officer, affiliate or associate of the Corporation;

(e)     the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (together, a “Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer;

(f)     a description in reasonable detail of any agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) that has been made by or on behalf of such Proposing Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, any Proposing Person or to increase or decrease the voting power or pecuniary or economic interest of such Proposing Person or any of its affiliates or associates with respect to stock of the Corporation;

(g)     a description in reasonable detail of any proxy, contract, arrangement, understanding or relationship, written or oral and formal or informal, between such Proposing Person and any other person or entity (naming each such person or entity) pursuant to which the Proposing Person has a right to vote any shares of the Corporation;

(h)     a description in reasonable detail of any rights to dividends on the shares of any class or series of shares of the Corporation directly or indirectly held of record or beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation;

(i)     a description in reasonable detail of any performance-related fees (other than an asset-based fee) to which the Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or any of its derivative securities;

(j)     a description in reasonable detail of any direct or indirect interest of such Proposing Person in any contract or agreement with the Corporation, or any affiliate or associate of the Corporation (naming such affiliate or associate);

(k)     a description in reasonable detail of all agreements, arrangements and understandings, written or oral and formal or informal, (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other person or entity (naming each such person or entity) in connection with or related to the proposal of business by a stockholder, including without limitation (A) any understanding, formal or informal, written or oral, that any Proposing Person may have reached with any stockholder of the Corporation (including their names) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of or related to any business proposed, or other action to be taken, by the Proposing Person, and (B) any agreements that would be required to be disclosed by any Proposing Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Person or other person or entity);

(l)     all other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made by any Proposing Person in connection with the contested solicitation of proxies or consents by any Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) and Regulation 14A under the Exchange Act;

(m)     a representation as to whether any Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock entitled to vote and required to approve the proposed business described in the Proposal Notice and, if so, identifying each such Proposing Person; and

(n)     a representation that the stockholder delivering the Proposal Notice or its qualified representative intends to appear in person at the meeting (unless such meeting is held by means of remote communication and, in such case, a representation that the stockholder or its qualified representative shall appear at the meeting by means of remote communication) to propose the actions specified in the Proposal Notice and to vote all proxies solicited.

(2)       Information Regarding the Proposal: As to each item of business that the stockholder giving the Proposal Notice proposes to bring before the annual meeting:

(a)     a description in reasonable detail of the business desired to be brought before the meeting and the reasons (including the text of any reasons for the business that will be disclosed in any proxy statement or supplement thereto to be filed with the SEC) detailing why such stockholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its stockholders;

(b)     the text of the proposal or business (including the text of any resolutions proposed for consideration);

(c)     a description in reasonable detail of any interest of any Proposing Person in such business, including any anticipated benefit to the stockholder or any other Proposing Person therefrom, including any interest that will be disclosed to the Corporation’s stockholders in any proxy statement to be distributed to the Corporation’s stockholders); and

(d)     all other information relating to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by any of the Proposing Persons in connection with the contested solicitation of proxies or consents in support of such proposed business by one or more Proposing Persons pursuant to Section 14(a) and Regulation 14A under the Exchange Act.

(iii)       Updating of Proposal Notice.

(1)     A stockholder providing notice of any business proposed to be conducted at an annual meeting shall further update and supplement such notice, as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Article I, Section 13(b) shall be true, correct and complete in all respects not only prior to the Proposal Notice Deadline but also at all times thereafter and prior to the annual meeting, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true, correct and complete in all respects, and (B) ten (10) business days prior to the meeting at which such proposals contained therein are to be considered.

(2)     If the information submitted pursuant to this Article I, Section 13(b) by any stockholder proposing business for consideration at an annual meeting shall not be true, correct and complete in all respects prior to the Proposal Notice Deadline, such information may be deemed not to have been provided in accordance with this Article I, Section 13(b). For the avoidance of doubt, the updates required pursuant to this Article I, Section 13(b) do not cause a notice that was not in compliance with this Article I, Section 13(b) when first delivered to the Corporation prior to the Proposal Notice Deadline to thereafter be in proper form in accordance with this Article I, Section 13.

(3)     Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any stockholder submitting a Proposal Notice proposing business for consideration at an annual meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder in the Proposal Notice delivered pursuant to this Article I, Section 13(b). If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Article I, Section 13(b).

(iv)     Exclusive Means. Except as provided by Rule 14a-8 (and the interpretations thereof) of the Exchange Act, and notwithstanding anything in these Bylaws to the contrary (other than the provisions of Article I, Section 13(b)(x) below relating to any proposal properly made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement and other than nominations for election to the Board which must comply with the provisions of Article II, Section 16 hereof), this Article I, Section 13 shall be the exclusive means for any stockholder of the Corporation to propose business to be brought before an annual meeting of stockholders and no business shall be conducted at any annual meeting that is not properly brought before the meeting in accordance with this Article I, Section 13. If the chairman of such meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Corporation’s internal counsel), that such business was not properly brought before the meeting in accordance with this Article I, Section 13, then the chairman of the meeting shall so declare to the meeting and not permit such business to be transacted at such meeting. In addition, business proposed to be brought by a stockholder may not be brought before an annual meeting if such stockholder takes action contrary to the representations made in the stockholder notice applicable to such business or if the stockholder notice applicable to such business contains an untrue statement of a fact or omits to state a fact necessary to make the statements therein not misleading.

(v)      Definitions of Proposing Person and Acting in Concert.

(1)     For purposes of these Bylaws, “Proposing Person” means (i) the stockholder providing the Proposal Notice or Nominating Notice (as defined below), as applicable, (ii) the beneficial owner of the Corporation’s capital stock, if different, on whose behalf the Proposal Notice or Nominating Notice, as applicable, is given, (iii) any affiliate or associate (as defined under the Exchange Act) of such stockholder or beneficial owner, (iv) each other person who is a member of a “group” (for purposes of these Bylaws, as such term is used in Rule 13d-5 under the Exchange Act) with any such stockholder or beneficial owner (or their respective affiliates and associates) or is otherwise Acting in Concert (as defined below) with any such stockholder or beneficial owner (or their respective affiliates and associates) with respect to the proposals or nominations, as applicable, and (v) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or beneficial owner in such solicitation of proxies in respect of any such proposals or nominations, as applicable.

(2)     For purposes of these Bylaws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies, or special meeting demands from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(vi)      Referencing and Cross-Referencing. The Proposal Notice is required to clearly indicate and expressly reference which provisions of this Section 13(b) the information disclosed is intended to be responsive to. Information disclosed in one section of the Proposal Notice, or an Exhibit, Annex or Schedule thereto, in response to one provision of this Section 13(b) shall not be deemed responsive to any other provision of this Section 13(b) unless it is expressly cross-referenced to such other provision.

(vii)     No Incorporation by Reference. For a Proposal Notice to comply with the requirements of this Section 13(b), it must set forth in writing directly within the body of the Proposal Notice (as opposed to being incorporated by reference from any other document or writing not included with, and made a part of, the Proposal Notice) all the information required to be included therein as set forth in this Section 13(b). For the avoidance of doubt, a Proposal Notice shall not be deemed to be in compliance with this Section 13(b) if it attempts to include the required information by incorporating by reference any other document, writing or part thereof not included with, and made a part of, the Proposal Notice.

(viii)    Accuracy of Information. A stockholder submitting the Proposal Notice, by its delivery to the Corporation, represents and warrants that all information contained therein, as of the Proposal Notice Deadline, is true, accurate and complete in all respects, contains no false and misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false and misleading statements.

(ix)      Requirement for Separate and Timely Notice. Notwithstanding any notice of the annual meeting sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this Article I, Section 13 to conduct business at any stockholder meeting. If the stockholder’s proposed business is the same or relates to business brought by the Corporation and included in the Corporation’s annual meeting notice, the stockholder is nevertheless still required to comply with this Article I, Section 13 and deliver, prior to the Proposal Notice Deadline, its own separate and timely Proposal Notice to the Secretary of the Corporation that complies in all respects with the requirements of this Article I, Section 13.

(x)      Rule 14a-8. Nothing in this Article I, Section 13 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to, and in compliance with, Rule 14a-8 of the Exchange Act.

(xi)     Exchange Act and DGCL. In addition to the provisions of this Article I, Section 13(b), a stockholder shall also comply with all applicable requirements of the Exchange Act and the DGCL with respect to any business that may be brought before an annual meeting and any solicitations of proxies in connection therewith.

Section 14.      Special Meetings.

(a)     Special meetings of the stockholders of the Corporation may only be called (i) at any time and for any purpose or purposes, by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), or by the Chairman of the Board, or (ii) by the Secretary of the Corporation, upon the written request of the record stockholders of the Corporation as of the record date fixed in accordance with Article I, Section 14(d) of these Bylaws who hold, in the aggregate, at least 20% of the outstanding shares of the Corporation that would be entitled to vote at the meeting (the “Requisite Percentage”) at the time such request is submitted by the holders of such Requisite Percentage, subject to and in accordance with this Article I, Section 14. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the special meeting. For business to be properly brought before a special meeting, it must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) provided by or at the direction of the Board (or any duly authorized committee thereof), otherwise properly brought before the special meeting by or at the direction of the Board (or any duly authorized committee of the Board) or the Chairman of the Board (if any), or (iii) otherwise properly requested to be brought before a special meeting requested by holders of the Requisite Percentage in accordance with the provisions of this Article I, Section 14 (a “Stockholder Requested Special Meeting”). Except as expressly provided by, and subject to compliance with, this Article I, Section 14, stockholders shall not be permitted to bring before any special meeting of the stockholders any proposed business or the nomination of persons for election to the Board. Stockholders who nominate persons for election to the Board at a special meeting must also comply with the requirements set forth in Article II, Section 16(c).

(b)     No stockholder may request that the Secretary of the Corporation call a Stockholder Requested Special Meeting unless a stockholder of record of the Corporation has first submitted a request in writing (“Record Date Request Notice”) that the Board fix a record date (a “Request Record Date”) for the purpose of determining the stockholders entitled to request that the Secretary of the Corporation call a Stockholder Requested Special Meeting, which Record Date Request Notice shall be in proper form in accordance with Article I, Section 14(c), and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

(c)     To be in proper form for purposes of this Article I, Section 14, a Record Date Request Notice shall set forth:

(i)     As to each Requesting Person (as defined below), (A) the information required by Article I, Section 13(b)(ii)(1), except that for purposes of this Article I, Section 14 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Article I, Section 13(b)(ii)(1); (B) a representation that such Requesting Person intends to hold the shares of the Corporation described in response to Article I, Section 13(b)(ii)(1) through the date of the Stockholder Requested Special Meeting; and (C) the disclosure in clauses (k) and (l) of Article I, Section 13(b)(ii)(1) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the Stockholder Requested Special Meeting, as the case may be);

(ii)     As to the purpose or purposes of the Stockholder Requested Special Meeting, (A) a description of (1) the specific purpose or purposes of the Stockholder Requested Special Meeting, (2) the matter(s) proposed to be acted on at the Stockholder Requested Special Meeting, and (3) the reasons for conducting such business at the Stockholder Requested Special Meeting (including the text of any reasons for the business that will be disclosed in any proxy statement or supplement thereto to be filed with the SEC); (B) a reasonably detailed description of any material interest in such matter of each Requesting Person; and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons and (y) between or among any Requesting Person and any other person or entity (naming each such person or entity) in connection with the request for the Stockholder Requested Special Meeting or the business or nominees for election to the Board proposed to be acted on at the Stockholder Requested Special Meeting; and

(iii)     If directors are proposed to be elected at the Stockholder Requested Special Meeting, (i) as to each Requesting Person, the information set forth in Article I, Section 13(b)(ii)(1) of these Bylaws (except that for purposes of this Article I, Section 14(c), the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Article I, Section 13(b)(ii)(1) of these Bylaws and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Article I, Section 14(c); and (ii) the information for each person whom a Requesting Person proposes to nominate for election as a director at the Stockholder Requested Special Meeting that is required to be disclosed for each person by Article II, Section 16(c)(ii) of these Bylaws.

For purposes of this Article I, Section 14(c), the term “Requesting Person” shall mean (i) the stockholder submitting the a Record Date Request Notice; (ii) the beneficial owner or beneficial owners, if different, on whose behalf such notice is being sent is made; (iii) any affiliate or associate of such stockholder or beneficial owner; and (iv) each other person who is a member of a “group” (for purposes of these Bylaws, as such term is used in Rule 13d-5 under the Exchange Act) with any such stockholder or beneficial owner (or their respective affiliates and associates) or is otherwise Acting in Concert (as defined below) with any such stockholder or beneficial owner (or their respective affiliates and associates) with respect to any actions intended to have the Corporation fix a Request Record Date or call a Stockholder Requested Special Meeting.

A stockholder submitting a Record Date Request Notice, by its delivery to the Corporation, represents and warrants that all information contained therein is true, accurate and complete in all respects, contains no false and misleading statements and such stockholder acknowledges that it intends for the Corporation to rely on such information as being true, accurate and complete in all respects. The Record Date Request Notice is required to clearly indicate and expressly reference which provisions of this Section 14(c) the information disclosed is intended to be responsive to. Information disclosed in one section of the Record Date Request Notice, or an Exhibit, Annex or Schedule thereto, in response to one provision of this Section 14(c) shall not be deemed responsive to any other provision of this Section 14(c) unless it is expressly cross-referenced to such other provision. For a Record Date Request Notice to comply with the requirements of this Section 14(c), it must set forth in writing directly within the body (as opposed to being incorporated by reference from any other document or writing not included with, and made a part of, the Record Date Request Notice) of the Record Date Request Notice all the information required to be included therein as set forth in this Section 14(c). For the avoidance of doubt, a Record Date Request Notice shall not be deemed to be in compliance with this Section 14(c) if it attempts to include the required information by incorporating by reference any other document, writing or part thereof not included with, and made a part of, the Record Date Request Notice where such information may be included.

(d)     Within ten (10) calendar days after receipt of a Record Date Request Notice in proper form and otherwise in compliance with this Article I, Section 14 from any stockholder of record, the Board may adopt a resolution fixing a Request Record Date for the purpose of determining the stockholders entitled to request that the Secretary of the Corporation call a Stockholder Requested Special Meeting, which date shall not precede the date upon which the resolution fixing the Request Record Date is adopted by the Board. If no resolution fixing a Request Record Date has been adopted by the Board within the ten (10) calendar day period after the date on which such a request to fix a Request Record Date was received, the Request Record Date in respect thereof shall be deemed to be the twentieth (20th) calendar day after the date on which such a request is received. Notwithstanding anything in this Article I, Section 14 to the contrary, no Request Record Date shall be fixed if the Board determines that the written request or requests to call a Stockholder Requested Special Meeting (each, a “Special Meeting Request” and collectively, the “Special Meeting Requests”), that would otherwise be submitted following such Request Record Date would not reasonably be expected to comply with the requirements set forth in Article I, Section 14(g).

(e)     In order for a Stockholder Requested Special Meeting to be called, one or more Special Meeting Requests, in the form required by this Article I, Section 14, must be signed by stockholders who, as of the Request Record Date, hold of record or beneficially, in the aggregate, the Requisite Percentage and must be timely delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. To be timely, a Special Meeting Request must be delivered to the principal executive offices of the Corporation not later than the sixtieth (60th) calendar day following the Request Record Date. In determining whether a Stockholder Requested Special Meeting has been properly requested, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies the same purpose or purposes of the Stockholder Requested Special Meeting and the same matters proposed to be acted on at such meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) calendar days of the earliest dated Special Meeting Request.

(f)     To be in proper form for purposes of this Article I, Section 14, a Special Meeting Request must include and set forth (a) a description of (i) the specific purpose or purposes of the Stockholder Requested Special Meeting, (ii) the matter(s) proposed to be acted on at the Stockholder Requested Special Meeting, and (iii) the reasons for conducting such business at the Stockholder Requested Special Meeting (including the text of any reasons for the business that will be disclosed in any proxy statement or supplement thereto to be filed with the SEC), and (b) the text of the proposed business (including the text of any resolutions proposed for consideration), if applicable, and (c) with respect to (1) any stockholder or stockholders submitting a Special Meeting Request; (2) the beneficial owner or beneficial owners, if different, on whose behalf such Special Meeting Request is made; (3) any affiliate or associate of such stockholder or beneficial owner; and (4) each other person who is a member of a “group” (for purposes of these Bylaws, as such term is used in Rule 13d-5 under the Exchange Act) with any such stockholder or beneficial owner (or their respective affiliates and associates) or is otherwise Acting in Concert (as defined below) with any such stockholder or beneficial owner (or their respective affiliates and associates) with respect to any actions intended to have the Corporation fix a Request Record Date or call a Stockholder Requested Special Meeting (but excluding any stockholder that has provided such request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A (a “Solicited Stockholder”)), the information required to be provided pursuant to this Article I, Section 14 of a Requesting Person. A stockholder submitting a Special Meeting Request, by its delivery to the Corporation, represents and warrants that all information contained therein is true, accurate and complete in all respects, contains no false and misleading statements and such stockholder acknowledges that it intends for the Corporation to rely on such information as being true, accurate and complete in all respects. The Special Meeting Request is required to clearly indicate and expressly reference which provisions of this Section 14 the information disclosed is intended to be responsive to. Information disclosed in one section of the Special Meeting Request, or an Exhibit, Annex or Schedule thereto, in response to one provision of this Section 14 shall not be deemed responsive to any other provision of this Section 14 unless it is expressly cross-referenced to such other provision. For a Special Meeting Request to comply with the requirements of this Section 14, it must set forth in writing directly within the body (as opposed to being incorporated by reference from any other document or writing not included with, and made a part of, the Special Meeting Request) of the Special Meeting Request all the information required to be included therein as set forth in this Section 14. For the avoidance of doubt, a Special Meeting Request shall not be deemed to be in compliance with this Section 14 if it attempts to include the required information by incorporating by reference any other document, writing or part thereof not included with, and made a part of, the Special Meeting Request where such information may be included. A stockholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Stockholder Requested Special Meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of Special Meeting Requests from the Requisite Percentage of stockholders, and as a result of such revocation(s) there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a Stockholder Requested Special Meeting, then the Board shall have the discretion to determine whether or not to proceed with the Stockholder Requested Special Meeting.

(g)     The Secretary shall not accept, and shall consider ineffective, a Special Meeting Request if (i) such Special Meeting Request does not comply with this Article I, Section 14 or relates to an item of business to be transacted at the Stockholder Requested Special Meeting that is not a proper subject for stockholder action under applicable law; (ii) the Board calls an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with Article I, Section 14(j); or (iii) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(h)     Business brought before any Stockholder Requested Special Meeting by stockholders shall be limited to the matters proposed in the valid Special Meeting Request; provided, however, that nothing herein shall prohibit the Board from bringing other matters before the stockholders at any Stockholder Requested Special Meeting and including such matters in the notice of the meeting its provides to stockholders. If none of the stockholders who submitted and signed the Special Meeting Request (but excluding any Solicited Stockholder) appears in person at the Stockholder Requested Special Meeting or sends a qualified representative to the Stockholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request (unless the Stockholder Requested Special Meeting is held by means of remote communication in which case the requesting stockholder or its qualified representative shall be present by means of remote communication), the Corporation need not present such matters for a vote at such meeting.

(i)     Any special meeting of stockholders, including any Stockholder Requested Special Meeting, shall be held at such date and time as may be fixed by the Board in accordance with these Bylaws and in compliance with applicable law; provided that a Stockholder Requested Special Meeting shall be held within ninety (90) calendar days after the Corporation receives one or more valid Special Meeting Requests in compliance with this Article I, Section 14 from stockholders having beneficial ownership of at least the Requisite Percentage; provided, however that if the Board neglects or refuses to fix the date of such Stockholder Requested Special Meeting and give the notice required by Article I, Section 2, then the person or persons making the request may do so; provided, further, that the Board shall have the discretion to call an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with Article I, Section 14(j) or cancel any Stockholder Requested Special Meeting that has been called but not yet held for any of the reasons set forth in the foregoing provisions of this Article I, Section 14.

(j)     If a Special Meeting Request is made that complies with this Article I, Section 14, the Board may (in lieu of calling the Stockholder Requested Special Meeting) present an identical or substantially similar item for stockholder approval at any other meeting of stockholders that is held within ninety (90) calendar days after the Corporation receives such Special Meeting Request.

(k)     In connection with a Stockholder Requested Special Meeting called in accordance with this Article I, Section 14, the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board fix a record date for notice and voting for the special meeting in accordance with this Article I, Section 14 or who signed and delivered a Special Meeting Request to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such requests, if necessary, so that the information provided or required to be provided in such requests pursuant to this Article I, Section 14 shall be true, correct and complete as of (i) the record date for the determination of persons entitled to receive notice of the special meeting and (ii) the date that is five (5) business days prior to the special meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed special meeting. In the case of an update and supplement pursuant to clause (i) of this Section, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than eight (8) business days after the record date for the determination of persons entitled to receive notice of the special meeting. In the case of an update and supplement pursuant to clause (ii) of this Section, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than two (2) business days prior to the date for the special meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed special meeting.

(l)     Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board fix a record date for notice and voting for the special meeting in accordance with this Article I, Section 14 or who signed and delivered a Special Meeting Request to the Secretary shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder or stockholders in accordance with this Article I, Section 14. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Article I, Section 14.

(m)     Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a Stockholder Requested Special Meeting pursuant to this Article I, Section 14 except in accordance with this Article I, Section 14. If the Board shall determine that any request to fix a record date for notice and voting for the special meeting or Special Meeting Request was not properly made in accordance with this Article I, Section 14, or shall determine that the stockholder or stockholders requesting that the Board fix such record date or submitting a Special Meeting Request have not otherwise complied with this Article I, Section 14, then the Board shall not be required to fix such record date or to call and hold the Stockholder Requested Special Meeting. In addition to the requirements of this Article I, Section 14, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act and the DGCL, with respect to (i) any request to fix a record date for notice and voting for the Stockholder Requested Special Meeting, (ii) any Special Meeting Request or (iii) a Stockholder Requested Special Meeting.

(n)     After receipt of Special Meeting Requests in proper form and in accordance with this Article I, Section 14 from a stockholder or stockholders holding the Requisite Percentage, the Board shall duly call, and determine the place, date and time of, a Stockholder Requested Special Meeting for the purpose or purposes and to conduct the business specified in the Special Meeting Requests received by the Corporation; provided, however that the Stockholder Requested Special Meeting shall be held within ninety (90) calendar days after the Corporation receives one or more valid Special Meeting Requests in compliance with this Article I, Section 14 from stockholders holding at least the Requisite Percentage; provided, further, that the Board shall have the discretion to call an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with Article I, Section 14(j) or cancel any Stockholder Requested Special Meeting that has been called but not yet held for any of the reasons set forth in the foregoing provisions of this Article I, Section 14. The Board shall provide written notice of such Stockholder Requested Special Meeting in accordance with Article I, Section 2 of these Bylaws. The record date for notice and voting for such a Stockholder Requested Special Meeting shall be fixed in accordance with Article I, Section 4 of these Bylaws.

Article II.   Directors

Section 1.    General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

Section 2.     Qualifications. Each director shall be at least 21 years of age. Directors need not be stockholders of the Corporation or citizens or residents of the State of Delaware or the United States of America.

Section 3.    Organization. The Board shall from time to time, but in no event less frequently than annually, elect a Chairman of the Board from among the directors. The Chairman of the Board may be, but is not required to be, an officer or employee of the Corporation. Meetings of the Board shall be presided over by the Chairman of the Board, or such other person as the Board may determine. The Secretary shall act as secretary of the meeting, and in his or her absence such other person as the person presiding over the meeting may appoint.

Section 4.     Number of Directors. The number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption). The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Section 5.     Term. The entire Board shall stand for election or re-election by the stockholders at each annual meeting, and each director shall be elected to serve until his or her successor shall be elected and duly qualified or until his or her earlier death, resignation or removal in the manner as herein provided.

Section 6.       Majority Voting in the Election of Directors.

(a)     Except as provided in Section 9 of Article II of these Bylaws, each nominee for director shall be elected to the Board if the votes cast for such nominee's election exceed the votes cast against such nominee's election at any meeting for the election of directors at which a quorum is present, provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives from a stockholder an advance notice indicating that such stockholder intends to propose at least one candidate for election as a director at a meeting of stockholders which notice is in compliance with the advance notice requirements for stockholder nominees for director set forth in Article II, Section 16 of these Bylaws and (ii) such notice of nomination has not been withdrawn by such stockholder on or before the tenth (10th) calendar day before the Corporation files its definitive proxy statement for such meeting with the SEC (regardless of whether or not such proxy statement is thereafter revised or supplemented). If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

(b)     In an uncontested election of directors, if any incumbent director nominated for re-election does not receive the vote of at least the majority of the votes cast at any meeting for the election of directors at which a quorum is present, such director will promptly tender his or her irrevocable resignation to the Board. The Nominating and Governance Committee (“Nominating and Governance Committee”) will make a recommendation to the Board on whether to accept or reject such tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) calendar days from the date of the certification of the election results. The Nominating and Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board with respect to his or her resignation. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 9 of Article II of these Bylaws or may decrease the size of the Board pursuant to the provisions of Section 4 of Article II of these Bylaws.

Section 7.      Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer or the Secretary; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the Certificate or these Bylaws, when one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 8.      Removal of Directors. At a meeting of the stockholders called expressly for that purpose, any director or the entire Board may be removed, with or without cause, by a vote of the holders of a majority of the shares of each class or series of voting stock, present in person or by proxy, then entitled to vote at an election of directors.

Section 9.      Vacancies. Any vacancy occurring in the Board, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors despite having less than a quorum of the Board. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders.

Section 10.    Quorum and Manner of Acting. Except as provided by law, the Certificate of Incorporation or these Bylaws, a majority of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting. The affirmative vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, unless a different vote is required by applicable law, the Certificate or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

Section 11.     Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be designated in the respective notices or waivers of notice thereof.

Section 12.    Regular Meetings. The Board from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware), date and time of such meetings. Notice of regular meetings need not be given; provided, however, that if the Board shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or given by telephone (including by a voice or text messaging system), facsimile or electronic mail to each director who shall not have been present at the meeting at which such action was taken, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records, or shall be delivered to him or her personally.

Section 13.      Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the Chief Executive Officer or at least two of the directors, at such place, date and time as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board may be called on at least forty-eight (48) hours’ notice to each director if notice is given to each director personally or by telephone (including by a voice or text messaging system), facsimile or electronic mail, or on three (3) calendar days’ notice from the official date of deposit in the mail if notice is sent by internationally recognized courier to each director, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records. Such notice need not state the purpose of, nor the business to be transacted at, that meeting, except as may otherwise be required by these Bylaws or applicable law. Notice need not be given to a director present at a meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing either before or after that meeting.

Section 14.      Meetings by Electronic Communications Equipment. Any one or more members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or such committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 15.      Action Without a Meeting. Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or any committee thereof, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee thereof, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 16.       Nomination of Directors.

(a)     Method of Nomination. Nominations of candidates for election as directors may be made at any annual meeting of stockholders or at any special meeting of stockholders, but in the case of any special meeting of stockholders, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting in accordance with Article I, Section 14 of these Bylaws, (i) by, or at the direction of the Board (or any duly authorized committee thereof) (including, without limitation, by making reference to the nominees in the proxy statement delivered to stockholders on behalf of the Board), or (ii) by any stockholder of the Corporation Present in Person who (A) is a beneficial owner (as of the time notice of such proposed nomination is given by the stockholder as set forth in this Article II, Section 16, as of the record date for the meeting in question and at the time of the meeting) of any shares of the Corporation’s capital stock outstanding, (B) is entitled to vote at such meeting, and (C) complies with all applicable requirements of this Article II, Section 16. Only persons who are proposed as director nominees in accordance with the procedures set forth in this Article II, Section 16 shall be eligible for election as directors at any meeting of stockholders.

(b)      Stockholder Nominations. For a person to be properly brought before any stockholders’ meeting by a stockholder as a proposed nominee for election as director, the stockholder must have given timely notice thereof in writing to the Secretary (the “Nominating Notice”), which Nominating Notice shall be in proper form. To be timely, the Nominating Notice must be made in writing and delivered to, or mailed and received by, the Secretary of the Corporation at the principal office of the Corporation (i) not earlier than the close of business on the one hundred and fiftieth (150th) calendar day and not later than the close of business on the one hundred and twentieth (120th) calendar day prior to the Anniversary Date or (ii) in the case of a special meeting of stockholders called in accordance with these Bylaws for the purpose of electing directors, or in the event that the annual meeting of stockholders is called for a date that is more than thirty (30) calendar days before or more than sixty (60) calendar days after the Anniversary Date, or if the Corporation did not hold an annual meeting (or special meeting in lieu of an annual meeting) in the preceding fiscal year, notice by the stockholder to be timely must be so delivered to, or mailed and received by, the Secretary of the Corporation not later than the later of (i) the close of business on the ninetieth (90th) calendar day prior to the scheduled date of such stockholders’ meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such stockholders’ meeting was first made (or if that day is not a business day for the Corporation, on the next succeeding business day). For purposes of these Bylaws, “Nominating Notice Deadline” shall mean the last date for a stockholder to deliver a Nominating Notice in accordance with the provisions of the previous sentence. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding anything in the second sentence of this Article II, Section 16 (b) to the contrary, in the event that the number of directors to be elected to the Board of the Corporation is increased and there is no public disclosure naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least one hundred and thirty (130) calendar days prior to the Anniversary Date, a stockholder’s notice required by this Article II, Section 16 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, and only with respect to a stockholder who had, prior to such increase in the size of the Board, previously submitted in proper form a Nominating Notice prior to the Nominating Notice Deadline, if it shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal office of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public disclosure is first made by the Corporation.

(c)       Required Form of Nominating Notice. To be in proper form, the Nominating Notice to the Secretary of the Corporation shall set forth in writing:

(i)       Information Regarding the Proposing Person. As to each Proposing Person, the information set forth in Article I, Section 13(b)(ii)(1) of these Bylaws (except that for purposes of this Article II, Section 16(c), any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Article II, Section 16(c).

(ii)       Information Regarding the Nominee: As to each person whom the Proposing Person giving notice proposes to nominate for election as a director:

(1)     all information with respect to such proposed nominee that would be required to be set forth in a Nominating Notice pursuant to Article II, Section 16(c)(i) if such proposed nominee were a Proposing Person;

(2)     a description in reasonable detail of any and all litigation, whether or not judicially resolved, settled or dismissed, relating to the proposed nominee’s past or current service on the Board (or similar governing body) of any Corporation, limited liability company, partnership, trust or any other entity where a legal complaint filed in any state or federal court located within the United States alleges that the proposed nominee committed any act constituting (a) a breach of fiduciary duties, (b) misconduct, (c) fraud, (d) breaches of confidentiality obligations, and/or (e) a breach of the entity’s code of conduct applicable to directors;

(3)     to the extent that such proposed nominee has been convicted of any past criminal offenses involving dishonesty or a breach of trust or duty, a description in reasonable detail of such offense and all legal proceedings relating thereto;

(4)     to the extent that such proposed nominee has ever been suspended or barred by any governmental authority or self-regulatory organization from engaging in any profession or participating in any industry, or has otherwise been subject to a disciplinary action by a governmental authority or self-regulatory organization that provides oversight over the proposed nominee’s current or past profession or an industry that the proposed nominee has participated in, a description in reasonable detail of such action and the reasons therefor;

(5)     to the extent that such proposed nominee has been determined by any governmental authority or self-regulatory organization to have violated any federal or state securities or commodities laws, including but not limited to, the Securities Act of 1933, as amended, the Exchange Act or the Commodity Exchange Act, a description in reasonable detail of such violation and all legal proceedings relating thereto;

(6)     all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required to be made by any Proposing Person pursuant to Section 14(a) under the Exchange Act to be made in connection with a contested solicitation of proxies or consents by a Proposing Person for an election of directors in a contested election;

(7)     such proposed nominee’s executed written consent to be named in the proxy statement of the Proposing Person as a nominee and to serve as a director of the Corporation if elected;

(8)     such proposed nominee’s executed written undertaking agreeing to comply, if elected as a director of the Corporation, with all corporate governance, conflicts of interest, code of conduct and ethics, confidentiality and stock ownership and trading policies and guidelines of the Corporation, as the same shall be amended from time to time by the Board;

(9)     to the extent that such proposed nominee has entered into (a) any agreement, arrangement or understanding (whether written or oral) with, or has given any commitment or assurance to, any person or entity as to the positions that such proposed nominee, if elected as a director of the Corporation, would take in support of or in opposition to any issue or question that may be presented to him or her for consideration in his or her capacity as a director of the Corporation, (b) any agreement, arrangement or understanding (whether written or oral) with, or has given any commitment or assurance to, to any person or entity as to how such proposed nominee, if elected as a director of the Corporation, would act or vote with respect to any issue or question presented to him or her for consideration in his or her capacity as a director of the Corporation, (c) any agreement, arrangement or understanding (whether written or oral) with any person or entity that could be reasonably interpreted as having been both (1) entered into in contemplation of the proposed nominee being elected as a director of the Corporation, and (2) intended to limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties, as a director of the Corporation, to the Corporation or its stockholders, or (d) any agreement, arrangement or understanding (whether written or oral) with any person or entity that could be reasonably interpreted as having been or being intended to require such proposed nominee to consider the interests of a person or entity (other than the Corporation and its stockholders) in complying with his or her fiduciary duties, as a director of the Corporation, to the Corporation or its stockholders, a description in reasonable detail of each such agreement, arrangement or understanding (whether written or oral) or commitment or assurance;

(10)     the amount of any equity securities beneficially owned by such proposed nominee in any company that is a direct competitor of the Corporation or its operating subsidiaries if such beneficial ownership by such nominee, when aggregated with that of all other proposed nominees and the Proposing Persons, is five percent (5%) or more of the class of equity securities of such company;

(11)     a description in reasonable detail of any and all agreements, arrangements and/or understandings, written or oral, between such proposed nominee and any person or entity (naming each such person or entity) with respect to any direct or indirect compensation, reimbursement, indemnification or other benefit (whether monetary or non-monetary) in connection with or related to such proposed nominee’s service on the Board if elected as a member of the Board;

(12)     a description in reasonable detail of any and all other agreements, arrangements and/or understandings, written or oral, between such proposed nominee and any person or entity (naming such person or entity) in connection with such proposed nominee’s service or action as a proposed nominee and, if elected, as a member of the Board;

(13)     such proposed nominee’s irrevocable letter of resignation as a director of the Corporation, effective upon such person’s failure to receive the required vote for re-election at the next meeting of stockholders at which such person would face re-election and upon acceptance of such resignation by the Board, in accordance with Section 6(b) of these Bylaws; and

(14)     all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the stockholder providing the Nominating Notice or any other Proposing Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

(d)       Updating of Nominating Notice.

(i)     A stockholder providing a Nominating Notice with respect to any nominations proposed to be made at any stockholders’ meeting shall further update and supplement such notice, as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Article II, Section 16 shall be true, correct and complete in all respects not only prior to the Nominating Notice Deadline but also at all times thereafter, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true, correct and complete in all respects, and (B) ten (10) business days prior to the meeting at which such proposals contained therein are to be considered.

(ii)     If the information submitted pursuant to this Article II, Section 16 by any stockholder of a proposed nomination to be made at a stockholders’ meeting shall not be true, correct and complete in all respects prior to the Nominating Notice Deadline, such information may be deemed not to have been provided in accordance with this Article II, Section 16. For the avoidance of doubt, the updates required pursuant to this Article II, Section 16 do not cause a notice that was not in compliance with this Article II, Section 16 when delivered to the Corporation prior to the Nominating Notice Deadline to thereafter be in proper form in accordance with this Article II, Section 16.

(iii)     Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any stockholder proposing nominees for consideration at a stockholders’ meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Article II, Section 16. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Article II, Section 16.

(e)     Exclusive Means. Article II, Section 16 of these Bylaws shall be the exclusive means of any stockholder or beneficial owner of the Corporation’s capital stock to propose a Nominee for the Board before any stockholders’ meeting. No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Proposing Person seeking to place such candidate’s name in nomination for election at a stockholders’ meeting have complied with this Article II, Section 16 in all respects. If the chairman of such stockholders’ meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Corporation’s internal counsel), that such Nominee was not properly nominated in accordance with this Article II, Section 16, then the chairman of the stockholders’ meeting shall so declare such determination to the stockholders’ meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. In addition, nominations made by a stockholder may not be brought before a stockholders’ meeting if such stockholder takes action contrary to the representations made in the Nominating Notice applicable to such nomination or if the Nominating Notice applicable to such nomination contains an untrue statement of a fact or omits to state a fact necessary to make the statements therein not misleading.

(f)     No Incorporation by Reference. For a Nominating Notice to comply with the requirements of this Article II, Section 16, it must set forth in writing directly within the body (as opposed to being incorporated by reference from any other document or writing not included with, and made a part of, the Nominating Notice) of the Nominating Notice all the information required to be included therein as set forth in this Article II, Section 16. For the avoidance of doubt, a Nominating Notice shall not be deemed to be in compliance with this Article II, Section 16 if it attempts to include the required information by incorporating by reference any other document, writing or part thereof not included with, and made a part of, the Nominating Notice.

(g)     Referencing and Cross-Referencing. The Nominating Notice is required to clearly indicate and expressly reference which provisions of this Article II, Section 16 the information disclosed is intended to be responsive to. Information disclosed in one section of the Proposal Notice, or an Exhibit, Annex or Schedule thereto, in response to one provision of this Article II, Section 16 shall not be deemed responsive to any other provision of this Article II, Section 16 unless it is expressly cross-referenced to such other provision.

(h)     Accuracy of Information. A stockholder submitting the Nominating Notice, by its delivery to the Corporation, represents and warrants that, as of the Nominating Notice Deadline, all information contained therein is true, accurate and complete in all respects, contains no false and misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false and misleading statements.

(i)     Requirement for Separate and Timely Notice. Notwithstanding any notice of stockholders’ meeting sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this Article II, Section 16 to propose director nominations at any stockholders’ meeting and is still required to deliver its own separate and timely Nominating Notice to the Secretary of the Corporation prior to the Nominating Notice Deadline which complies in all respects with the requirements of this Article II, Section 16.

(j)     Exchange Act and DGCL. In addition to the provisions of this Article II, Section 16, a stockholder shall also comply with all applicable requirements of the Exchange Act and the DGCL with respect to any nominations of directors for election at any stockholders’ meeting and any solicitations of proxies in connection therewith.

Section 17.     Compensation. Each director, in consideration of his or her serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him or her on account of his or her attendance at any such meeting. Unless otherwise determined by the Board, a director who is an employee of the Corporation shall not receive any compensation for service on the Board, but shall be reimbursed for expenses of attendance at meetings in accordance with the Corporation’s applicable policies and procedures for such reimbursement. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 18.      Committees.

(a)     The Board, by a vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect directors to serve as members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee, but no such committee shall have less than two members. Any committee so designated may exercise the power and authority of the Board to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL if the resolution which designates the committee or a supplemental resolution of the Board shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

(b)     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the authorized members shall constitute a quorum unless the committee shall consist of two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent to the action in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

(c)     In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board.

Article III.   Officers

Section 1.     Officers Designated. The officers of the Corporation shall include, if and when designated by the Board, the Chairman of the Board (provided that notwithstanding anything to the contrary contained in these Bylaws, the Chairman of the Board shall not be deemed an officer of the Corporation unless so designated by the Board), the Chief Executive Officer, one or more Vice Presidents, the Secretary, the Chief Financial Officer and the Treasurer. The Board may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board.

Section 2.       Tenure And Duties Of Officers.

(a)     General. All officers shall hold office at the pleasure of the Board and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board may be removed at any time by the Board. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.

(b)     Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board, unless the Chairman of the Board has been appointed and is present. The Chief Executive Officer of the Corporation shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board shall designate from time to time.

(c)     Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the Chief Executive Officer in the absence or disability of the Chief Executive Officer or whenever the office of Chief Executive Officer is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer shall designate from time to time.

(d)     Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board shall designate from time to time. The Chief Executive Officer may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer shall designate from time to time.

(e)     Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board or the Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The Chief Executive Officer may direct the Treasurer, if any, or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer shall designate from time to time.

(f)     Duties of Treasurer. Unless another officer has been appointed Chief Financial Officer of the Corporation, the Treasurer shall be the chief financial officer of the Corporation and shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board or the Chief Executive Officer, and, subject to the order of the Board, shall have the custody of all funds and securities of the Corporation. The Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer shall designate from time to time.

Section 3.     Delegation Of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 4.      Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board or to the Chief Executive Officer or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

Section 5.      Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or by the Chief Executive Officer or other superior officers upon whom such power of removal may have been conferred by the Board.

Article IV.   Stock Certificates

Section 1.       Form And Execution Of Certificates. The shares of the Corporation shall be represented by certificates, or shall be uncertificated if so provided by resolution or resolutions of the Board. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate and applicable law. Every holder of stock represented by certificate in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, or the Chief Executive Officer or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 2.       Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the Corporation in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 3.        Transfers.

(a)     Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b)     The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 4.       Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Article V.   Books and Records

The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

Article VI.   Dividends

Section 1.      Declaration Of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate and applicable law, if any, may be declared by the Board pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate and applicable law.

Section 2.     Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

Article VII.   Corporate Seal

The corporate seal shall be in the form adopted by the Board. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be affixed by any officer of the Corporation to any instrument executed by authority of the Corporation, and the seal when so affixed may be attested by the signature of any officer of the Corporation.

Article VIII.   Amendment

These Bylaws and any amendment thereof may be altered, amended or repealed, or new bylaws may be adopted by (i) the Board by resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) acting at any special or regular meeting of the Board if, in addition to any other notice required by these Bylaws and other applicable requirements contained herein, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, which notice shall also include, without limitation, the text of any such proposed amendment and/or any resolution calling for any such amendment, alteration or repeal, or (ii) the stockholders, provided that, in addition to any other notice required by these Bylaws and other applicable requirements contained herein, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, which notice (or proxy statement accompanying such notice or accessible through a website URL provided in such notice or in a document accompanying such notice) shall also include, without limitation, the text of any such proposed amendment and/or any resolution calling for any such amendment, alteration or repeal.

Article IX.   Governing Law; Exclusive Forum

As provided in Section 12 of the Certificate, these Bylaws and the internal affairs of the Corporation shall be governed by and interpreted under the laws of the State of Delaware, excluding its conflict of laws principles. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer (or affiliate of any of the foregoing) of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate or these Bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine.

Article X.   General Provisions

Section 1.     Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 2.     Gender. All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.

Section 3.     Time Periods. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, unless the use of business days are specified, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 4.    Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

Section 5.     Certificate of Incorporation. All references in these Bylaws to the “Certificate” shall be deemed to refer to the “Amended and Restated Certificate of Incorporation” of the Corporation, as amended and in effect from time to time, including the terms of any certificate of designations of any series of Preferred Stock.

Section 6.    Bylaw Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

Section 7.     Interpretation. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Reference in these Bylaws to any provision of the DGCL shall be deemed to include all amendments thereof. The term “person” includes both a corporation and a natural person.

Section 8.     Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

MEETME, INC.

CERTIFICATE OF AMENDMENT OF BYLAWS

The undersigned hereby certifies that he or she is the duly elected, qualified, and acting Secretary or Assistant Secretary of MEETME, INC., a Delaware corporation (the “Corporation”), and that the foregoing Bylaws, comprising thirty-four (34) pages, were amended and restated on December 20, 2016 by the Corporation’s Board of Directors.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 20th day of December 2016.

/s/ Frederic Beckley
Secretary

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